BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

7/7/2022 9:05:15 AM

Work Order Number: W2022070700271
Reference Number: 20222445983
Through Date: 7/7/2022 9:05:15 AM
Corporate Name: IT Tech Packaging, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20222445976	Certificate Pursuant to NRS 78.209	1

Certified By: Rhonda Tuin
Certificate Number: B202207072808313
You may verify this certificate
online at http://www.nvsos.gov

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Filed in the Office of	Business Number E0865022005-6
Barbara K. Cegavske	Filing Number 20222445976
Secretary of State State Of Nevada	Filed On 7/7/2022 8:05:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

IT Tech Packaging, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares, consisting of 500,000,000 shares of common stock, par value $.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects the common stock. The change is a 1 for 10 reverse stock split of the common stock. One share of common stock will be issued after the change for 10 shares of common stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Pursuant to NRS 78.205(2)(b), the corporation will issue to holders of a fractional share such additional fractions of a share as is necessary to increase such fractional shares to a full share, as applicable.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.